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                                                                     Exhibit 5.7

                         [PAYNE HICKS BEACH LETTERHEAD]


Telephone                  General Fax              e-mail
020 7465 4300              020 7465 4400            wdavis@paynehicksbeach.co.uk

Your reference                      Our reference
                                    WXD/CW/27695.10                28 April 2005




Case New Holland Inc.
CNH Global, N.V.
Tower B, 10th Floor
World Trade Center, Amsterdam Airport
Schiphol Boulevard 217
1118 BH Amsterdam
The Netherlands



                  Re:      Case New Holland Inc.
                           $500,000,000 6% Senior Notes due 2009 and
                           $1,050,000,000 9 1/4% Senior Notes due 2011

Dear Sirs,

In this letter:-

(i) The following words and phrases have the meanings respectively defined therefor below:

         "the Guarantees"                          means the guarantees to be
                                                   entered into by, inter alia,
                                                   NHH in the circumstances and
                                                   for the purposes referred to
                                                   in this letter below and in
                                                   the form of the guarantee
                                                   set out in the Indenture
                                                   dated 1 August 2003, as
                                                   supplemented by the First
                                                   Supplemental Indenture dated
                                                   16 September 2003 and the
                                                   Indenture dated 18 May 2004.

         "the Indentures"                          means (i) the Indenture
                                                   dated 1 August 2003 and
                                                   entered into by and among
                                                   (1) CNH Inc., (2) various
                                                   companies named and defined
                                                   respectively therein as the
                                                   Guarantors including, among
                                                   others, NHH, and (3) JP
                                                   Morgan Chase Bank as
                                                   trustee, (ii) the First
                                                   Supplemental Indenture dated
                                                   16 September


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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 2


                                                   2003 and entered into
                                                   between (1) CNH Inc., (2)
                                                   various companies named and
                                                   defined in the Indenture
                                                   dated 1 August 2003 as the
                                                   Guarantors including , among
                                                   others NHH, and (3) JP
                                                   Morgan Chase Bank as trustee
                                                   and being expressed to be
                                                   and being supplemental to
                                                   the Indenture dated 1 August
                                                   2003, and (iii) the
                                                   Indenture dated 17 May 2004
                                                   and entered into by and
                                                   among (1) CNH Inc., (2)
                                                   various companies named and
                                                   defined therein as the
                                                   Guarantors including, among
                                                   others, NHH and (3) JP
                                                   Morgan Chase Bank as
                                                   trustee.

         "NHH" means New Holland Holding Limited a private limited liability company incorporated under the law of England and Wales and registered in England and
                                                   Wales under registration
                                                   number 02707274 and being a
                                                   subsidiary of the Parent.

         "the Purchase Agreements"                 means (i) the Purchase
                                                   Agreement dated 29 July 2003
                                                   and entered into by and
                                                   among Citigroup Global
                                                   Markets Inc., Deutsche Bank
                                                   Securities Inc. and UBS
                                                   Securities LLC, as
                                                   representatives of the
                                                   several parties named in
                                                   Schedule I thereto, CNH
                                                   Inc., CNH Global N.V., and
                                                   certain of CNH Global's
                                                   direct and indirect
                                                   subsidiaries listed in
                                                   Schedule II thereto (ii) the
                                                   Purchase Agreement dated 5
                                                   September 2003 and entered
                                                   into by and among UBS
                                                   Securities LLC, CNH Inc.,
                                                   CNH Global N.V., and certain
                                                   of CNH Global N.V.'s direct
                                                   and indirect subsidiaries
                                                   listed in Schedule II
                                                   thereto, and (iii) the
                                                   Purchase Agreement dated 3
                                                   May 2004 and entered into by
                                                   and among Deutsche Bank
                                                   Securities Inc., CNH Inc.,
                                                   CNH Global N.V., and certain
                                                   of CNH Global N.V.'s direct
                                                   and indirect subsidiaries
                                                   listed in Schedule II
                                                   thereto.

         "the Registration Rights Agreements"      means (i) the Registration
                                                   Rights Agreement dated 1
                                                   August 2003 and entered into
                                                   by and
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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 3

                                                   among Citigroup Global
                                                   Markets Inc., Deutsche Bank
                                                   Securities Inc. and UBS
                                                   Securities LLC, as
                                                   representatives of the
                                                   several parties named in
                                                   Schedule I to the Purchase
                                                   Agreement dated 29 July
                                                   2003, CNH Inc., CNH Global
                                                   N.V., and certain of CNH
                                                   Global N.V.'s direct and
                                                   indirect subsidiaries listed
                                                   in Schedule II to the
                                                   Purchase Agreement dated 29
                                                   July 2003 including among
                                                   others, NHH, (ii) the
                                                   Registration Rights
                                                   Agreement dated 16 September
                                                   2003 and entered into by and
                                                   among UBS Securities LLC,
                                                   CNH Inc., CNH Global N.V.,
                                                   and certain of CNH Global
                                                   N.V.'s direct and indirect
                                                   subsidiaries listed in
                                                   Schedule II to the Purchase
                                                   Agreement dated 5 September
                                                   2003 including, among
                                                   others, NHH, and (iii) the
                                                   Registration Rights
                                                   Agreement dated 17 May 2004
                                                   and entered into by and
                                                   among Deutsche Bank
                                                   Securities Inc., CNH Inc.,
                                                   CNH Global N.V., and certain
                                                   of CNH Global N.V.'s direct
                                                   and indirect subsidiaries
                                                   listed in Schedule II to the
                                                   Purchase Agreement dated 3
                                                   May 2004 including, among
                                                   others, NHH.

         "the Transaction Documents"               means the Indentures, the
                                                   Purchase Agreements and the
                                                   Registration Rights
                                                   Agreements.

(ii) The word "subsidiary" has the meaning defined for it in Section 736 of the Companies Act 1985 (as amended).

(iii) The singular number includes the plural and the definite article includes the indefinite article and in each case vice versa.


We refer to the Registration Statement on Form F-4 (the "Registration Statement") being filed by Case New Holland Inc., a Delaware corporation (the "Company" or "CNH Inc."), CNH Global, N.V., a Netherlands public limited liability company (the "Parent"), and certain subsidiaries of the Parent named therein (collectively, with the Parent the "Guarantors"), including NHH, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $500,000,000 principal amount of the Company's 6% Senior Notes due 2009 (the "New 6%

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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 4

Notes") and $1,050,000,000 principal amount of the Company's 9 1/4% Senior Notes due 2011 (the "New 9 1/4% Notes" and, together with the New 6% Notes, the "New Notes"), which we are advised by you are to be offered in exchange for an equivalent principal amount of presently outstanding 6% Senior Notes due 2009 (the "Old 6% Notes") and 9 1/4% Senior Notes due 2011 (the "Old 9 1/4% Notes" and, together with the Old 6% Notes, the "Old Notes") respectively, all as more fully described in the Registration Statement.

We have been  advised by you as follows:

(i) The Old Notes are, and the New Notes will be, guaranteed by the Guarantors. Old Notes that are exchanged for New Notes will be cancelled and retired.

(ii) The Old 6% Notes were, and the New 6% Notes will be, issued under the Indenture dated 17 May 2004 (the "6% Notes Indenture") entered into by and among the Company, the Guarantors and JPMorgan Chase Bank, as trustee (the "Trustee").

(iii) The Old 9 1/4% Notes were and the New 9 1/4% Notes will be issued under the Indenture dated 1 August 2003, as supplemented by the First Supplemental Indenture dated 16 September 2003, as each said Indenture was entered into by and among the Company, the Guarantors and the Trustee.

We have acted as English legal advisers to NHH in connection with the entering into by NHH of guarantees under which NHH, jointly and severally with the other Guarantors, guarantees the due and punctual payment of all sums due to be paid and the due and punctual performance of all obligations to be performed by CNH Inc. pursuant to and in accordance with the terms governing the New Notes, the said guarantee obligations of NHH as one of the Guarantors being in accordance with the terms respectively set forth in Article Ten of the Indenture dated 1 August 2003 and in Article Ten of the Indenture dated 17 May 2004.

1.       DOCUMENTS

         For the purpose of issuing this Opinion we have relied upon the following documents:-

         (a) copies of each of the Transaction Documents, the Registration Statement and the form of the New Notes;

         (b) a copy of the forms of Guarantees which we understand will be entered into and signed by an officer of, and for and on behalf of, NHH in connection with the Company's issuance of the New Notes pursuant to the Indentures;

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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 5

         (c) the Memorandum and Articles of Association of NHH as filed at Companies House at the date hereof ("the Constitution");

         (d) a copy of the minutes of a meeting of the directors of NHH held on 27 April 2005;

         (e) a copy of a letter dated 27 April 2005 addressed to Payne Hicks Beach by Mr Roberto Miotto in his capacity as a director of the Company.

2.       ASSUMPTIONS

         For the purposes of this Opinion we have assumed without investigation:-

         (a) the authenticity and completeness of all documents submitted to us as originals or copies, including in particular but without prejudice to the generality of the foregoing the documents and other papers referred to in paragraph 1. above and the genuineness of any signatures appearing on the face of any of the documents or other papers respectively referred to in paragraph 1. above, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us;

         (b) the capacity, power and authority of each of the parties (other than NHH) to enter into each of the Transaction Documents, the Registration Statement, the New Notes and the Guarantees and the due execution and entering into of such documents by all the respective parties thereto in compliance with all requisite corporate authorisations;

         (c) that the resolutions of the board of directors of NHH set out in the minutes of the meeting of the said directors held on 27 April 2005 were duly passed and that the said meeting was quorate and duly and properly convened and held and that the said minutes are a true record of the proceedings described in them and remain in full force and effect without modification;

         (d) that each of the Registration Statement, the Transaction Documents, the New Notes and the Guarantee incorporates an express choice of and is governed by the law of the State of New York and that the choice of the law of the State of New York to govern each of the Transaction Documents and the Guarantees was made in good faith and for bona fide reasons;

         (e) that, by virtue of provisions respectively contained in the Transaction Documents, the Guarantees and/or any of the other documents relating whether directly or indirectly to the offer, placing and issue of the New Notes, NHH has

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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 6

                  submitted to the jurisdiction of the courts of the State of New York for all purposes of the interpretation, enforcement and resolution of all other matters concerning or arising out of each of the Transaction Documents and the Guarantees and that the submission to the jurisdiction of the courts of the State of New York was made in good faith and for bona fide reasons;

         (f) that the Registration Statement, the Transaction Documents, the Guarantees, the New Notes and all other documents relating whether directly or indirectly to the offer, placing and issue of the New Notes will be duly and fully enforceable in accordance with their respective terms under the law of the State of New York;

         (g) that the Guarantees, when entered into by NHH, will be given in good faith and for the purpose of carrying on NHH's business and, when they are given, there will be reasonable grounds for believing that giving the Guarantee will benefit NHH so that accordingly it is not ultra vires NHH and unenforceable by reason of there being no commercial benefit to NHH;

         (h)      that Section 10.03 of the Indenture dated 1 August 2003 and
                  Section 10.03 of the Indenture dated 17 May 2004 each provides as follows:-

                  "Limitations Applicable to English Guarantors

                  Each Guarantor that is incorporated, organised or formed, as the case may be, in England (an "English Guarantor") will be limited to the maximum amount as will after such English Guarantor gives effect to all of its other contingent and fixed liabilities not result in the guarantee given by such English Guarantor or any payment made or to be made by such English Guarantor under or by virtue of its guarantee constituting a fraudulent conveyance or transfer or otherwise being or becoming void or voidable in accordance with English law. Pursuant to and by way of amplification of the foregoing the amount that can at any time or from time to time be paid by such an English Guarantor under or by virtue of its guarantee will further be limited to such a sum as at the time in question (i) does not exceed the maximum amount that can be paid by such English Guarantor without such payment constituting under the law of England either a preference or a transaction at an undervalue or any form of fraudulent conveyance or transfer affecting the rights of creditors generally, and/or (ii) does not result or is not reasonably likely to result in such English Guarantor under English law being or becoming unable to pay its debts in due course or being or becoming insolvent."

                  and that there are no provisions contained elsewhere whether in the Indentures or otherwise which qualify or derogate from the said limitation wording.
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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 7

         (i) that the Constitution has not been changed and that no resolutions have been passed by either the members or the directors in any way changing or qualifying the terms of the resolutions referred to at paragraph 1.(d) above;

         (j) that NHH either did not or will not require the consent or approval of any third party for the entering into, execution and performance of any of the Registration Statement, the Transaction Documents or for the entering into, execution and performance of the New Notes and the Guarantees or duly obtained or will obtain any such requisite consent or approval, which has not been or will not be withdrawn;

         (k) that no New 6% Notes have been or will be issued other than on the basis that an equivalent principal amount of Old 6% Notes will simultaneously with such issue be cancelled and retired on the basis that neither the Company nor any of the Guarantors has incurred or sustained or will at any time in the future incur or sustain and in either such case whether directly or indirectly any outstanding liability or obligation thereunder or by virtue thereof;

         (l) that no New 9 1/4% Notes have been or will be issued other than on the basis that an equivalent principal amount of Old 9 1/4% Notes will simultaneously with such issue be cancelled and retired on the basis that neither the Company nor any of the Guarantors has incurred or sustained or will at any time in the future incur or sustain and in either such case whether directly or indirectly any outstanding liability or obligation thereunder or by virtue thereof;

         (m) that there will be no change in the laws currently applicable to the Company and to NHH respectively and that such laws will be the only laws respectively applicable to the Company and to NHH.

3.       OPINION

         Based on and subject to the foregoing, and subject to the reservations and limitations set forth below, we are of the opinion that:

         1. NHH is a private limited liability company duly incorporated, validly existing and in good standing under the laws of England and Wales;

         2. NHH has the requisite power and authority to execute, deliver and perform its obligations under the Indentures and the Guarantees.

         3. The Indentures have been duly authorised and entered into by NHH.

         4.       The Guarantees have been duly authorised by NHH.

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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 8

4.       RESERVATIONS

         Our reservations are as follows:-

         (a) we express no opinion as to any law other than English law in force at and as interpreted at the date of this Opinion. We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction including in particular but without prejudice to the generality of the foregoing the law of the State of New York;

         (b) we have not considered any document other than the Transaction Documents and the Guarantees which consideration we have given only for the purpose of the opinions expressed in this letter;

         (c) we express no opinion as to any document other than the Registration Statement, the Transaction Documents, the New Notes and the Guarantees and in relation to the Registration Statement, the Transaction Documents, the New Notes and the Guarantees we have not advised and express no opinion as to the terms of such documents;

         (d) we express no opinion as to whether or not and if so to what extent the Transaction Documents, the New Notes and the Guarantees constitute valid and binding obligations on NHH subject to, and in accordance with the application to the Transaction Documents, the New Notes and the Guarantees of, the law of the State of New York;

         (e) we express no opinion on the interpretation and enforceability of the Transaction Documents, the New Notes and the Guarantees as the same are respectively governed by the law of the State of New York, whether the interpretation and/or enforceability of the Transaction Documents, the New Notes and the Guarantees would fall to be determined in a court in the jurisdiction of the State of New York or in a court of any other jurisdiction;

         (f) the enforcement of the performance of the Transaction Documents, the New Notes and the Guarantees may be limited by applicable laws on insolvency, limitation of actions, fraudulent dispositions or similar laws relating to the enforcement of creditors' rights generally;

         (g) the enforcement in England of a judgment obtained in the USA will be subject to English rules of civil procedure in force from time to time.

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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 9

5.       LIMITATION

         This Opinion is given to you and to no other person or party save only that its terms may be relied upon by Sidley Austin Brown & Wood LLP as if it were addressed to them but only on the basis that Sidley Austin Brown & Wood LLP shall be deemed to have advised us of those matters which we refer to above as having been advised to us by you. It is also given subject to and upon the condition that it is governed by and should be construed in accordance with English law and that any action arising out of it is subject to the exclusive jurisdiction of the English courts. It may not be delivered to nor relied upon by any other person or party or for any other purpose nor is it to be quoted or referred to in any document or filed with any person, except in any case with our prior express written consent.

         This Opinion is provided on the basis that any liability whether to you, Sidley Austin Brown & Wood LLP or to any other person howsoever arising that (notwithstanding and without prejudice to the provisions of the immediately preceding paragraph of this letter) we might directly or indirectly incur as a result of any of the terms of the opinions we express in paragraph 3. above being incorrect or unjustified or otherwise erroneous (and whether as to matters of fact or law) will be limited in aggregate to a sum equal to our available professional indemnity insurance in force from time to time (save to the extent that a court of competent jurisdiction declares such liability to be of a kind which cannot be so limited).

         This opinion letter is limited to the laws of England and Wales. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are within the category of persons for

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PAYNE HICKS BEACH                                          Case New Holland Inc.
                                     Page 10

         whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                                          Yours faithfully,


                                                          PAYNE HICKS BEACH